                                                                    EXHIBIT 10.7

                            CEO EMPLOYMENT AGREEMENT
                                     BETWEEN
                             U.S. PREMIUM BEEF, LTD.
                                       AND
                                 STEVEN D. HUNT
                                   2003 - 2009

         THIS EMPLOYMENT AGREEMENT ("Agreement") dated as of the 18th day of July, 2003, is made by and between U.S. Premium Beef, Ltd., a Kansas cooperative association ("USPB"), and Steven D. Hunt ("Chief Executive Officer" or "CEO").

1.       EMPLOYMENT.

         (a) Term of this Agreement. USPB will employ CEO as the chief executive officer of USPB under this Agreement contingent upon the termination of the employment agreement between USPB and CEO for the term September, 2002 until August 31, 2005 as provided in paragraph (b). The term of this Agreement is from September 1, 2003 (the "Effective Date") until August 31, 2009 (the "Expiration Date") or the date the employment is otherwise terminated as provided in this Agreement ("Termination Date"). If the closing of the transaction in paragraph (b), clause (1) does not occur by December 31, 2003 this Agreement terminates and is null and void.

         (b) Termination of Previous Employment Agreement. USPB and CEO agree to terminate the employment agreement between USPB and CEO for the term September 1, 2002 until August 31, 2005 (the "2002-2005 Employment Agreement") effective as of August 31, 2003 upon the following conditions:

                  (1) closing of a transaction under which USPB and others acquire the interests of Farmland Foods, Inc. and Farmland Industries, Inc., in NBPCo., L.L.C. and Farmland National Beef Packing Co., L.P.;

                  (2) USPB's agreement upon the closing of the transaction in paragraph (b), clause (1) to:

                           (i) payment at the time specified in the 2002-2005 Employment Agreement of the long-term bonus by using fiscal year 2003 earnings and grid premiums pro-rated to one-year;

                           (ii) payment at the time specified in the 2002-2005 Employment Agreement of the full-term bonus pro-rated to one year; and

                           (iii) payment by 60 days after closing of the transaction identified in paragraph (b), clause (1) of an early termination bonus of $250,000 in addition to all payments under the 2002-2005 Employment Agreement.

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

2. LOCATION OF EMPLOYMENT. CEO's principal place of employment shall be at the principal offices of USPB located in Kansas City, Missouri, or at another location as mutually agreed by USPB and CEO.

3. COMPENSATION. The compensation provided in sections 3(a), 3(b), 3(c) and 3(d) shall be subject to a cumulative annual cap pro-rated over the term of this Agreement not to exceed $2,000,000 per year averaged over the term. An example of the compensation under 3(a), 3(b) 3(c) and 3(d) is provided on Exhibit A.

         (a) Annual Salary. CEO shall be paid by USPB a base annual salary of $550,000 for employment years ending August 31, 2004, August 31, 2005, and August 31, 2006; and $700,000 for employment years ending August 31, 2007, August 31, 2008, and August 31, 2009 (less necessary deductions and withholding) for each 12-month period (September 1 to August 31) during the term of CEO's employment under this Agreement, pro-rated for partial years, payable on USPB's normal payroll dates.

         (b) Annual Incentive Plan. In addition to CEO's base Annual Salary CEO shall, if he is employed by USPB as of the last day of the fiscal year (except as otherwise provided in this Agreement), be paid an annual incentive bonus, less necessary deductions and withholding ("Annual Bonus") equal to two percent (2.0%) of the sum of the total financial benefits to USPB ("USPB Total Benefits") that exceed $18,000,000. USPB Total Benefits are: (1) audited fiscal year-end USPB earnings before tax; and (2) two times the fiscal year USPB grid premiums which is the net sum of all USPB member grid premiums and discounts calculated through the USPB grid, taking into account all calculators including, but not limited to, base price, dressing percent, quality grade, outlier cattle and other specific categories, less the base price calculator excluding any set base price premium. (Example, if 25 cents per cwt. is paid to a member for one head of cattle over the western Kansas reported USDA average, then 25 cents per cwt. times the weight of the head of cattle would be added to the net grid premium.) This calculation shall be based on the actual cattle delivered by USPB members to Farmland National Beef Packing Co., LP or its successor under the Cattle Purchase Agreement unless one of the following two events occur: (1) the member cattle delivery requirements are reduced below the fiscal year 2004 requirements of 98% delivery; or (2) the penalties for nondelivery are reduced below fiscal year 2004 levels. If either member delivery requirements are reduced below 98% or the penalties for nondelivery are reduced, then the fiscal year grid premiums under clause (2) above shall be adjusted to reflect the grid premium per head of cattle actually delivered multiplied times the number of USPB delivery rights held by members. In no event shall the nondelivery penalties paid by members be included in the net sum of all USPB member grid premiums under clause (2) above. The Annual Bonus is subject to the following:

                  (1) Any Annual Bonus accruing with respect to a fiscal year shall be payable, less normal withholdings, on or before the date (the "Annual Bonus Date") that is sixty

                                                                  SIGNATURE COPY
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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

         (60) days following the end of the fiscal year or, if later, ten (10) days following receipt by the USPB Board, of all completed financial statements that are relevant to the calculation of the Annual Bonus.

                  (2) For purposes of calculating any Annual Bonus under this Section 3(b), or any Long-Term bonus under Section 3(c), USPB's Total Benefits shall be determined by USPB's accountants using generally accepted accounting principles consistently applied.

         (c) Long-Term Incentive Plan. In addition to CEO's base Annual Salary and Annual Bonus, CEO shall, (except as otherwise provided in this Agreement), if CEO is employed by USPB as of August 31, 2006, be paid a long-term incentive bonus (referred to as "Long-Term Bonus") calculated as described in clause (1) below, and if CEO is employed by USPB as of August 31, 2009 be paid an additional long-term incentive bonus, calculated as described in clause (2) below:

                  (1) the Long-Term Bonus to be paid as a result of CEO's employment on August 31, 2006 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB's Total Benefits from September 1, 2003 through August 31, 2006, exceed $54,000,000 but are equal to or less than $84,000,000; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB's Total Benefits from September 1, 2003 through August 31, 2006 exceed $84,000,000, subject to clause (3) below; and

                  (2) the Long-Term Bonus to be paid as a result of CEO's employment on August 31, 2009 shall be equal to one and one-quarter percent (1.25%) of the amount by which USPB's Total Benefits from September 1, 2006 through August 31, 2009, exceed $54,000,000 but are equal to or less than $84,000,000; plus seventy-five one hundredths of a percent (0.75%) of the amount by which USPB's Total Benefits from September 1, 2006 through August 31, 2009 exceed $84,000,000, subject to clause (3) below; and

                  (3) any Long-Term Bonus accruing under this Agreement shall be payable, less necessary deductions and withholding on or before the date ("Long-Term Bonus Date") that is sixty (60) days following August 31, 2006 or August 31, 2009 respectively, or, if later, ten (10) days following receipt by USPB's Board of Directors, of all completed financial statements that are relevant to the calculation of the applicable Long-Term Bonus.

         (d) Full-Term Incentive Plan. In addition to any other payments paid under this agreement, CEO shall be paid a full-term incentive bonus ("Full-Term Bonus") in the amount of $550,000 if CEO is employed under this Agreement through August 31, 2006, and additionally, $700,000 if CEO is employed under this Agreement through August 31, 2009, except as otherwise provided in this Agreement. Any Full-Term Bonus accruing under this Agreement

                                                                  SIGNATURE COPY

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

USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

shall be payable, less necessary deductions and withholdings, on or before December 31, 2006 for employment through August 31, 2006, and on or before December 31, 2009 for employment through August 31, 2009.

         (e) Phantom Stock Plan. CEO has vested phantom stock rights to 20,000 phantom shares with an exercise price of $55 per share as provided in this paragraph (e):

                  (1) Appreciation Rights. Upon exercise of the phantom shares, CEO shall be paid the amount that the trading price of the shares ("Market Share Price") exceeds $55 per share times the number of shares exercised not to exceed 20,000 exercisable phantom shares.

                  (2) Market Share Price. The "Market Share Price" shall equal the weighted average price of the previous non-conditional share transaction prices of the prior sales of USPB common stock. The weighed average price shall be for the prior share transactions of 20,000 shares of USPB common stock.

                  (3) Exercise. CEO shall be entitled to exercise phantom stock share rights upon termination of this Agreement, or at CEO's election, at the time and under the conditions, and with the same consequences as if CEO held similar unqualified options to purchase USPB common stock acquired at the same time as the phantom stock rights. In either case, payment shall be made to CEO by 90 days after exercise of the phantom stock share rights.

                  (4) Asset Sale Distribution Rights. Should USPB liquidate some or all of USPB's assets and distribute the proceeds to shareholders or patrons, CEO shall be paid an amount equal to the equity remaining or the distribution to shareholders or patrons after liabilities and retained earnings are paid divided by the total number of USPB common shares outstanding multiplied by the number of CEO's unexercised phantom stock shares minus $55 per phantom stock share. The amount under this clause (4) shall be paid at the time distributions are made to shareholders or patrons. If USPB common stock shares are redeemed as part of the distribution, the corresponding amount of phantom stock shares shall be deemed to be exercised as part of the distribution.

                  (5) Ownership Interest Distribution Rights. If USPB distributes ownership rights of another entity to its shareholders, CEO shall be granted phantom ownership rights in proportion to the unexercised phantom shares held by CEO to the total issued shares or, at election of CEO, actual ownership rights corresponding to the phantom shares as if the unexercised phantom shares were converted to USPB common shares under clause (6) and were issued to CEO prior to the time of ownership right distribution. If USPB common stock shares are redeemed as part of the distribution, the corresponding

                                                                  SIGNATURE COPY

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

         amount of phantom stock shares shall be deemed to be exercised as part of the distribution.

                  (6) Conversion Rights. Effective as of termination of this Agreement and at the election of CEO, or upon mutual agreement of CEO and USPB, CEO may purchase the number of USPB common shares at $55 per share corresponding to the unexercised phantom shares of stock held by CEO. At election of CEO and upon agreement with USPB, CEO may convert the unexercised phantom shares of stock to a corresponding number of unqualified stock options to purchase common shares of USPB at $55 per share. The purchase or conversion under this clause (6) shall be considered an exercise of the corresponding number of phantom shares.

                  (7) Anti-dilution. CEO's phantom share rights under this paragraph (e) shall not be diluted by actions of USPB including transfer of assets to another entity or issuance of shares such that the number of unexercised phantom share rights held by CEO at the time of a dilution event under this paragraph (e) shall be increased so that CEO's phantom share rights are not diluted. For purposes of this clause
         (7) USPB's issuance of additional common stock shares at or above the Market Share Price corresponding to the number of unexercised phantom share rights held by CEO or the issuance of debt instruments or preferred stock with fixed (interest like) returns shall not be considered dilution of CEO's phantom share rights.

         (f) Other Benefits. CEO shall be entitled to paid vacations, personal and sick days consistent with the policy of USPB. CEO shall receive other compensation as approved by the Board of Directors and shall participate in all fringe benefits approved by the Board of Directors (including, without limitation, group medical, life, disability and accidental death and dismemberment insurance) and benefit plans which shall be available from time to time to management employees of USPB.

         (g) Reimbursement Of Business Expenses. During his employment under this Agreement, CEO shall also be reimbursed by USPB for reasonable business expenses actually incurred or services provided under this Agreement, upon presentation of expenses statements or other supporting information as USPB customarily requires of its management employees.

         (h) Renegotiation Due to Change in Business. USPB and CEO agree to renegotiate the terms and conditions of this Section 3 if during CEO's employment under this Agreement if a material change in the business of USPB occurs, in which:

                           (i) revenues of Farmland National Beef Packing Co., L.P. or its successor increase by more than 50% in a fiscal year over the average revenue of the prior two fiscal years;

                           (ii) USPB enters a joint venture by merger, acquisition, contract or otherwise in which USPB is not a majority owner;

                                                                  SIGNATURE COPY

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

                           (iii) the source of revenues of USPB or Farmland National Beef Packing Co., L.P. or its successor change more than 50% from the source of revenues in fiscal year 2003;

                           (iv) an adverse event such as widespread disease or widespread calamity which prohibits or materially changes the ability of the members as a whole to deliver cattle to USPB; or

                           (v) other material change events of the same scope and magnitude as those listed in clauses (i) to (iv).

         (i) Indemnification. The parties agree to enter into an Indemnification Agreement attached hereto as Exhibit B.

4.       TERMINATION.

         (a) Termination Upon Permanent Disability. The employment of CEO may be terminated by USPB on at least thirty (30) days prior written notice if the Board of Directors determines that the CEO has become permanently disabled. CEO shall be deemed to be "permanently disabled," as used in this section, if CEO has been substantially unable to discharge his duties and obligations under this Agreement by reason of illness, accident, or disability for a period of 180 days in any twelve-month period. Any disputes concerning the nature or extent of CEO's disability will be determined by a neutral physician at the expense of USPB.

         (b) Termination Upon Death. The employment of CEO shall automatically terminate on the date of CEO's death.

         (c) Termination For Cause. The employment of CEO may be terminated forthwith by USPB for cause upon written notice from the Chair of the Board of Directors to the CEO. The written notice shall provide reasonable detail regarding the basis for the termination decision. USPB shall have "cause" to terminate CEO, as used in this subsection, only if CEO has, and the Board of Directors has determined that CEO has:

                  (1) refused or failed, after reasonable written notice that the refusal or failure would constitute a default under this Agreement, to carry out any reasonable and material order of the Board of Directors given to him in writing;

                  (2) been guilty of a willful breach of the terms of this Agreement;

                  (3) demonstrated gross negligence or willful misconduct in the execution of his material assigned duties;

                  (4)      been convicted of a felony or other serious crime;

                                                                  SIGNATURE COPY

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

                  (5) engaged in fraud, embezzlement or other illegal conduct to the detriment of USPB;

                  (6) intentionally imparted confidential information relating to USPB to a third party, other than in the course of carrying out CEO's duties, which as resulted in material damage to USPB; or

                  (7) otherwise fails to reasonably perform his duties and obligations as contemplated under this Agreement.

         (d) Termination By USPB With Any Or No Reason. In addition to the circumstances set forth above in Sections 4(a), 4(b) and 4(c), USPB may terminate CEO's employment for any reason or no reason and with or without cause upon thirty (30) days prior written notice to CEO.

         (e) Termination By CEO With Any Or No Reason. CEO may terminate his employment under this Agreement for any reason or no reason upon thirty (30) days prior written notice to USPB.

         (f) Termination By CEO For Good Reason. CEO may terminate his employment immediately at any time for good reason (as hereinafter defined) upon written notice to USPB. For purposes of this subsection, "good reason" shall mean the occurrence of any of the following:

                  (1) a significant reduction or adverse alteration in the duties, authorities or responsibilities as CEO;

                  (2) removal of CEO from, or any failure to re-appoint CEO to, any titles, offices or positions held by CEO;

                  (3) a significant reduction by USPB in CEO's basic salary or bonus as provided in this Agreement; or

                  (4) a material and willful breach by USPB of any of its obligations to CEO under this Agreement.

                                                                  SIGNATURE COPY

USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

5.       COMPENSATION UPON TERMINATION.

         (a) Termination Upon Death Or Permanent Disability. If CEO's employment is terminated pursuant to Section 4(a) or 4(b) above, CEO shall be entitled to, and USPB's obligation under this Agreement shall be limited to:

                  (1) the payment of the compensation accrued under Section 3(a) to the date of the termination plus monthly payments of salary under Section 3(a) through the date ("Deemed Termination Date") that is the earlier of the first anniversary of the termination or the Expiration Date;

                  (2) the payment, on or before the Annual Bonus Date for the fiscal year in which the termination occurs and on or before the Annual Bonus Date for the fiscal year in which the Deemed Termination Date occurs, of a pro-rated amount (based upon the period of CEO's employment plus the period through the Deemed Termination Date) of the Annual Bonus that would have accrued if CEO had remained employed through the last day of the fiscal year, less normal withholdings;

                  (3) the payment, on or before the Long-Term Bonus Date that would have accrued if CEO had remained employed under this Agreement through August 31, 2009, less normal withholdings; and

                  (4) the payment, within thirty (30) days following the termination, of a pro-rated amount (based upon the period of CEO's employment under this Agreement plus the period through the Deemed Termination Date) of the Full-Term Bonus that would have accrued if CEO had remained employed under this Agreement through the Expiration Date, less normal withholdings.

         (b) Termination By USPB For Cause or By CEO For Any Or No Reason. If CEO's employment is terminated by USPB pursuant to Section 4(c) above, or if CEO terminates his employment pursuant to Section 4(e) above, USPB's obligation hereunder shall be limited to the payment of salary accrued under Section 3(a) to the date of the termination.

         (c) Termination By USPB For Any Or No Reason Or By CEO For Good Reason. If CEO's employment is terminated pursuant to Section 4(d) or 4(f) above, CEO shall be entitled to, and USPB's obligation under this Agreement shall be limited to:

                  (1) the payment of the salary accrued under Section 3(a) to the date of the termination plus continued monthly payment of salary under Section 3(a) and benefits listed in Section 3(e) (subject to any necessary consent of applicable insurers), through the Expiration Date;

                                                                  SIGNATURE COPY

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

                  (2) the payment, on or before the Annual Bonus Date for the fiscal year in which the termination occurs and each fiscal year thereafter through the Expiration Date, of the Annual Bonus that would have accrued for the fiscal year if CEO had remained employed under this Agreement through the last day of the fiscal year, less normal withholdings;

                  (3) the payment, on or before the Long-Term Bonus Date, of the Long-Term Bonus that would have accrued if CEO had remained employed under this Agreement through August 31, 2009, less normal withholdings; and

                  (4) the payment, on or before October 2, 2006 or 2009, of the Full-Term Bonus that would have accrued if CEO had remained employed under this Agreement through August 31, 2006 or August 31,2009, less normal withholdings. If consent of the applicable insurers is not received within 30 days, then the cash value of the current premiums will be distributed to CEO in equal monthly payments.

6. CONFIDENTIALITY. CEO will not during his employment or subsequent to his termination use or disclose, other than in connection with his employment with USPB, any confidential information to any person not employed by or authorized by USPB to receive such information, without prior written consent of USPB. Violation of this provision by CEO shall constitute reasons for termination for cause by USPB.

         (a) Non-competition. USPB agrees not to restrict CEO's ability to engage in a competitive business following the termination of his employment, for whatever reason.

         (b) Waiver of Severance Benefits. CEO agrees to waive any claim for severance benefits other than those stated in Section 5 above.

         (c) Successors and Assigns. This Agreement shall be binding on and inure to the benefit of any successor of USPB. Any successor shall absolutely and unconditionally assume all of USPB's obligations under this Agreement.

         (d) Disputes. Any dispute, controversy or claim for damages arising in connection with this agreement shall be settled exclusively by arbitration in Kansas City, Missouri, at a location designated by USPB by an arbitrator selected by the parties and in accordance with the rules of the American Arbitration Association then in effect. The parties shall share equally the expenses of arbitration, unless otherwise agreed.

         (e) Governing Law. The validity, interpretation, construction, performance, enforcement and remedies relating to this agreement and the rights and obligations of the parties shall be governed by the substantive laws of the state of Kansas.

                                                                  SIGNATURE COPY

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USPB/STEVEN D. HUNT                                    CEO EMPLOYMENT AGREEMENT
                                                                      2003-2009

         (f) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the CEO and USPB in reference to all matters in this Agreement. This Agreement replaces and rescinds any prior agreements or understandings between CEO and USPB.

                                                    CEO

                                                    /s/ Steven D. Hunt
                                                    ----------------------------
                                                    Steven D. Hunt

                                                    U.S. PREMIUM BEEF, LTD.

                                                    By:   /s/ N. Terry Nelson
                                                          ----------------------

                                                    Its:  Chairman

                                                    Date: July 18, 2003

                                                                  SIGNATURE COPY

                                    EXHIBIT A

                              COMPENSATION EXAMPLE

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

EXHIBIT B                                              INDEMNIFICATION AGREEMENT
TO CEO EMPLOYMENT AGREEMENT

                            INDEMNIFICATION AGREEMENT
                                     BETWEEN
                             U.S. PREMIUM BEEF, LTD.
                                       AND
                                 STEVEN D. HUNT

         THIS INDEMNIFICATION AGREEMENT is entered into as of July 18, 2003, by and between U.S. Premium Beef, Ltd., a Kansas cooperative association ("USPB"), and Steven D. Hunt ("Chief Executive Officer" or "CEO").

                                    RECITALS

         WHEREAS, USPB wishes to retain CEO to render services for USPB on the terms and conditions set forth in that certain "CEO Employment Agreement between U.S. Premium Beef, Ltd. and Steve D. Hunt" of even date herewith (the "Employment Agreement") and CEO has agreed to be retained and employed by USPB on the terms and conditions set forth in such Employment Agreement;

         WHEREAS, the Employment Agreement provides that USPB and the CEO shall enter into an Indemnification Agreement upon execution of the Employment Agreement;

         WHEREAS, USPB and the CEO desire to set forth in writing the terms and conditions with respect to USPB's indemnification of CEO, which terms and conditions are a part of and a condition to CEO's employment by USPB pursuant to the Employment Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the respective undertakings of USPB and the CEO set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, USPB and the CEO agree as follows:

1. INDEMNIFICATION. USPB shall, to the extent not expressly prohibited by Chapter 17, Article 16 of the Kansas Statutes (the Kansas Cooperative Marketing
Act) or other provisions of Chapter 17 of the Kansas Statutes (the General Corporations Code of Kansas), indemnify CEO against reasonable expenses, including attorneys' fees, and against loss or liability incurred by or asserted against CEO in a legal matter or proceeding in which CEO is a party or is threatened to be made a party because CEO is, or was, an officer or employee of USPB or another entity, where the CEO's service as an officer or employee of such other organization is at the request of USPB. USPB shall advance amounts to cover expenses, or pay expenses, that are included in the

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                                      -1-

EXHIBIT B                                              INDEMNIFICATION AGREEMENT
TO CEO EMPLOYMENT AGREEMENT

foregoing indemnity, upon request from the CEO. These indemnification rights shall not be deemed to exclude any rights to which the CEO may otherwise be entitled. The foregoing right to indemnification shall: (1) inure to the CEO whether or not he is an officer or employee at the time such liability or expenses are asserted, imposed or incurred and whether or not the claim asserted is based on matters which pre-date this Indemnification Agreement; and (2) extend to the CEO's heirs and legal representatives in the event of the CEO's death.

2.       EXCLUSIONS FROM INDEMNIFICATION. The right to indemnification in
Section 1 does not include any liability or expense relating to a matter in which the CEO is finally adjudged to have breached or failed to perform a duty that CEO owes to USPB and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with USPB or its members in connection with a matter in which the CEO has a material conflict of interest;
(2) a violation of the criminal law, unless the CEO had reasonable cause to believe that CEO's conduct was lawful or no reasonable cause to believe that CEO's conduct was unlawful; (3) a transaction from which the CEO derived an improper personal profit; or (4) willful misconduct. Determination of whether the CEO is entitled to the indemnification provided for above shall be made as provided in Chapter 17 of the Kansas Statutes.

3. INSURANCE. USPB further agrees that during the term of the Employment Agreement and for a period of six (6) years thereafter, USPB shall maintain in full force and effect a director's and officer's insurance policy insuring the CEO against liability asserted and incurred by the CEO in the CEO's capacity as an officer, manager, employee or agent of USPB or another entity as described in
Section 1 or arising from the CEO's status as an officer, manager, employee or agent of USPB or another entity as described in Section 1. Such insurance shall be in such amounts and contain such terms and conditions as are reasonable and customary for a company of the size and scope of USPB participating in the industry and business in which USPB is engaged, all as determined by the mutual agreement of USPB and the CEO.

4. RELATIONSHIP WITH EMPLOYMENT AGREEMENT. This Indemnification Agreement is hereby made a part of and incorporated into the Employment Agreement. In the event of any conflict between the terms and conditions of the Employment Agreement and this Indemnification Agreement, the terms and conditions of this Indemnification Agreement shall control.

                                                                      DRAFT COPY

EXHIBIT B                                              INDEMNIFICATION AGREEMENT
TO CEO EMPLOYMENT AGREEMENT


         IN WITNESS WHEREOF, USPB and the CEO have executed this Indemnification Agreement as of the date set forth in the first paragraph.

                                                    U.S. PREMIUM BEEF, LTD.

                                                    By: /s/ N. Terry Nelson
                                                       -----------------------

                                                    Its: Chairman

                                                    CEO

                                                    /s/ Steven D. Hunt
                                                    --------------------------
                                                     Steven D. Hunt

                                                                      DRAFT COPY

                                      -3-